UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 6, 2011

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California		92606
(Address of principal executive offices)		(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 7, 2011, Newport Corporation, a Nevada corporation (the “Registrant”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Registrant, Helios Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of the Registrant (“Merger Sub”), and Ophir Optronics Ltd., an Israeli company (the “Company”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of the Registrant (the “Merger”). The Registrant anticipates paying aggregate consideration of $230 million to the holders of all outstanding ordinary shares, options, stock appreciation rights and warrants of the Company, subject to changes based on any option or warrant exercises prior to the closing.

Completion of the Merger is subject to a number of customary conditions, including, among other things: (i) the approval of the stockholders of the Company; (ii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by each of the Company, the Registrant and Merger Sub; (iii) the compliance in all material respects by each of the Company, the Registrant and Merger Sub with their respective obligations under the Agreement; and (iv) obtaining certain regulatory approvals, including clearance under the antitrust laws of the State of Israel. Subject to the timing of required regulatory approvals, the proposed Merger is expected to close in the fourth quarter of 2011.

The Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its businesses in the ordinary course and for the Company and the Registrant to cooperate in seeking regulatory approvals. The Agreement also contains a representation by the Registrant regarding the availability of funds to complete the transactions contemplated by the Agreement, however, there is no financing condition to the Registrant’s obligations under the Agreement.

The Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Merger, the Company is not permitted to solicit or engage in discussions with any third party regarding another takeover proposal unless it has received an unsolicited proposal or offer that the recipient’s board of directors reasonably determines in good faith is a “Superior Proposal” and, based upon advice of outside legal counsel, the failure to respond to such takeover proposal would violate the board’s fiduciary duties to the shareholders of the Company under Israeli law. However, prior to the Company pursuing any “Superior Proposal”, the Registrant is entitled to an opportunity to review and match the terms of the alternative proposal.

The Agreement contains certain customary termination rights in favor of each of the Company and the Registrant, including the Registrant’s right to terminate the Agreement if in response to a Superior Proposal the Company’s board of directors changes its recommendation to the Company’s shareholders that they approve the Merger, and the Company’s right to terminate the Agreement to enter into a definitive agreement with respect to a Superior Proposal. In addition, the Agreement provides that in connection with certain terminations of the Agreement, depending on the circumstances surrounding the termination, the Company may be required to pay the Registrant a termination fee of $9,200,000 and/or reimburse the Registrant’s expenses up to $2,300,000.

The Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, the Registrant, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Agreement have been made only for the purpose of the Agreement and, as such, are intended solely for the benefit of the parties to the Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Agreement. Furthermore, many of the representations and warranties in the Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect the facts about the Company, the Registrant, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Agreement and these changes may not be fully reflected in the Company’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY. INVESTORS AND STOCKHOLDERS ARE LIKEWISE CAUTIONED THAT THEY ARE NOT THIRD-PARTY BENEFICIARIES UNDER THE AGREEMENT AND DO NOT HAVE ANY DIRECT RIGHTS OR REMEDIES PURSUANT TO THE AGREEMENT.

The foregoing summary of the Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 7, 2011, the Registrant issued a press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this report and is furnished pursuant to this Item 7.01.

On July 6, 2011, the Registrant obtained a commitment from Bank of America, N.A. (“Bank of America”) to provide up to $50.0 million in the aggregate to the Registrant in the form of a senior secured revolving credit facility (the “Credit Facility”), on the terms and subject to the conditions set forth in a commitment letter dated as of such date (the “Revolving Credit Facility Commitment Letter”). The Credit Facility may be utilized by the Registrant in combination with its available cash on hand (i) to pay the purchase price and all related transaction expenses in connection with the Merger and (ii) following the consummation of the Merger, for working capital and other general corporate purposes. Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) has agreed to act as sole lead arranger and sole book manager in connection with the Credit Facility and to form, at its option, a syndicate of financial institutions reasonably acceptable to the Registrant and Bank of America (collectively, the “Lenders”) to participate in the Credit Facility (with any such participation by the Lenders resulting a dollar-for-dollar reduction of Bank of America’s commitment to the Credit Facility).

The obligations of Bank of America and the Lenders to close the Credit Facility and to initially extend credit to the Registrant under the Credit Facility will be subject to the satisfaction of a number of conditions, including without limitation (i) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facility satisfactory to Bank of America, Merrill Lynch and the Lenders; (ii) there shall not have occurred or become known to Bank of America or Merrill Lynch (a) with respect to the Company, a “Company Material Adverse Effect” (as defined in the Agreement) and (b) with respect to the Registrant and its subsidiaries, any development or circumstance since January 1, 2011 that Bank of America or Merrill Lynch determines has had a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or financial condition of the Registrant and its subsidiaries taken as a whole; (iii) the Merger shall have been consummated in accordance with the terms of the Agreement and applicable law, and no provision of the Agreement shall have been altered, amended or otherwise changed or supplemented in any respect which is material or adverse to the interests of Bank of America and the Lenders without their prior written consent; and (iv) after giving effect to the Merger and any draws under the Credit Facility, the Registrant shall have at least $15.0 million of unrestricted cash on hand plus funds available under the Credit Facility.

All commitments and undertakings of Bank of America and Merrill Lynch under the Revolving Credit Facility Commitment Letter will expire on December 15, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 7, 2011, by and among the Registrant, Merger Sub and the Company.

99.1	Press Release, dated July 7, 2011, issued by the Registrant announcing the execution and delivery of the Merger Agreement.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 11, 2011	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 7, 2011, by and among the Registrant, Merger Sub and the Company.

99.1	Press Release, dated July 7, 2011, issued by the Registrant announcing the execution and delivery of the Merger Agreement.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.